UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 18, 2007
Date of Report (Date of earliest event reported) _____________________________

The Small Business Company
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52184	55-0808106
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

674 Via de La Valle, Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On April 18, 2007, Marvin Adler resigned as a director of The Small Business Company. His resignation was not based on any disagreement with us on any matter relating to our operations, policies or practices.

On August 7, 2007, pursuant to a resolution our Board of Directors appointed Mr. Peter Barca as a Director to fill the vacancy created by the resignation set forth the first paragraph. His biography is set forth below:

Peter Barca, 52, was elected to the Board of Directors of The Small Business Company on August 7, 2007. . Mr. Barca will be an independent director for the company. Mr. Barca currently serves as Presdient of Aurora Associates, LLC, a consulting firm. Prior to his appointment as President in January 2007, Mr. Barca served as Vice President of Aurora Associates from June 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMALL BUSINESS COMPANY

Date: August 8, 2007	By: /s/ Stuart Schreiber
Stuart Schreiber, Chief Executive Officer